EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP


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Deloitte &
  Touche LLP
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                            Suite 3900                 Telephone: (503) 222-1341
                            111 S.W. Fifth Avenue      Facsimile: (503) 224-2172
                            Portland, Oregon 97204-3698


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INDEPENDENT AUDITORS' CONSENT

The Boards of Directors
Oregon Trail Financial Corp.
Pioneer Bank, a Federal Savings Bank
Baker City, Oregon

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 on behalf of Oregon Trail Financial Corp. of our report dated May 22, 1997, relating to the consolidated financial statements of Pioneer Bank, a Federal Savings Bank, and subsidiaries as of March 31, 1997 and for the nine-month period then ended, which appear in such amended Registration Statement. We also consent to the reference to us under the headings "Legal and Tax Opinions" and "Experts" contained in the Prospectus, which is a part of such amended Registration Statement.


/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Portland, Oregon
August 6, 1997



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